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                      CONSENT OF INDEPENDENT ACCOUNTANTS




To the Board of Trustees of
The Galaxy Fund:


          We hereby consent to the following with respect to Post-Effective Amendment No. 44 to the Registration Statement on Form N-1A (File No. 33-4806) under the Securities Act of 1933, as amended of The Galaxy Fund:

          1. The incorporation by reference of our report dated December 23, 1998 accompanying the financial statements of the Money Market Fund, U.S. Treasury Fund, Tax-Exempt Fund, Short-Term Bond Fund, Intermediate Government Income Fund, High Quality Bond Fund, Rhode Island Municipal Bond Fund, Asset Allocation Fund, Growth and Income Fund and International Equity Fund (ten series of The Galaxy Fund) as of October 31, 1998 into the applicable Statement of Additional Information.

          2. The reference to our firm under the heading "Financial Highlights" in the Prospectuses.

          3. The reference to our firm on the cover page and under the headings "Auditors" and "Financial Statements" in the Statement of Additional Information.



                                           /s/ PricewaterhouseCoopers LLP
                                           ------------------------------
                                           PricewaterhouseCoopers LLP


Boston, Massachusetts
February 28, 2000